APPENDIX A

                            CHAPARRAL RESOURCES, INC.

                            1997 INCENTIVE STOCK PLAN


Article I. Purpose of the Plan

The Chaparral Resources, Inc., 1997 incentive Stock Plan (the "Plan") is intended to promote the interests of Chaparral Resources, Inc. ("Company"), and its stockholders by attracting able persons as employees, consultants or directors and to provide incentive compensation to those employees, consultants and directors, upon whom the responsibilities of the successful administration and management of the Company rest, and whose present and potential contributions to the Company are of importance. A further purpose of the Plan is to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company. Accordingly, the Plan provides for the granting of Stock Awards as provided herein.

Article 2. Effective Date and Term of Plan

The Plan shall be effective on the date the Plan is adopted by the Board, provided the Plan is approved by the stockholders of the Company within twelve months thereafter. Notwithstanding any provision in the Plan, no Stock Award shall vest prior to such stockholder approval. Except with respect to Stock Awards then outstanding, if not sooner terminated under the provisions of
Article 6 hereof, the Plan shall terminate upon and no further Stock Awards shall be granted after the expiration of ten (10) years from the date the Plan is approved by the stockholders of the Company.

Article 3. Administration of the Plan

3.1 Stock Awards may be granted only to individuals who are either employees, consultants or directors of the Company. In the case of employees or consultants, the Plan shall be administered by the Compensation Committee ("Committee") of the Board of Directors of the Company ("Board"), no member of which shall be an employee or consultant of the Company. The Committee shall have the authority to determine, in its sole discretion, which employees and consultants shall receive a Stock Award, and the time or times when such Stock Award shall be made, and to prescribe rules and regulations relating to the Plan, and determine the terms, restrictions and provisions of the agreement relating to each Stock Award. The Committee may correct any defect or supply an omission or reconcile any inconsistency in the Plan or in any agreement relating to a Stock Award in the manner and to the extent it shall deem expedient to carry it into effect. The determinations of he Committee on the matters referred to in this Article 3 shall be conclusive and binding on each Stock Award recipient.


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3.2 On December 31,  1997,  provided the Company is producing or has produced on or before that date not less than 3,000 barrels of crude oil and/or natural gas liquids per day and obtained the necessary financing to permit development of the Karakuduk Field, each director then in office shall receive, without the exercise of the discretion of any person or persons, a Stock Award for 10,000 shares of Stock.

3.3 Each nonemployee director shall receive a Stock Award of 250 shares of Stock for each meeting of the Board of Directors of the Company attended by such director either in person or by telephone. Such Stock Award shall be in lieu of any other compensation payable to such director for attendance at such meetings. Each such director shall also be entitled to reimbursement for such director's costs and expenses of attending such meetings.

Article 4. Shares Subject to Plan

The aggregate number of shares which may be issued pursuant to Stock Awards granted under the Plan shall not, on the date of the grant of any Stock Award hereunder, exceed an amount equal to one million shares of Common Stock ("Stock"). Such shares may consist of authorized but unissued shares of Stock or previously issued shares of Stock reacquired by the Company. Any of such shares which remain unissued and which are not subject to outstanding Stock Awards at the termination of the Plan shall cease to be subject to the Plan, but, until termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan. Should any Stock Award hereunder expire or terminate prior to its vesting in full, the Stock theretofore subject to such Stock Award may again be subject to a Stock Award granted under the Plan.

Article 5. Recapitalization or Reorganization

5.1 The existence of the Plan and the Stock Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

5.2 The shares with respect to which Stock Award may be granted are shares of Stock as presently constituted, but if, and whenever, prior to the expiration of a Stock Award theretofore granted, the Company shall effect a subdivision or consolidation of shares of Stock or the payment of a stock dividend on Stock without receipt of consideration by the Company, the number of shares of Stock subject to a Stock Award (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced.


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5.3 If the Company  recapitalizes,  reclassifies its capital stock, or otherwise changes its capital structure (a "recapitalization"), the number and class of shares of Stock covered by a Stock Award theretofore granted shall be adjusted so that such Stock Award shall thereafter cover the number and class of shares of stock and securities to which the holder of the Stock Award would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the holder had been the holder of record of the number of shares of Stock then covered by such Stock Award.

5.4 Any adjustment provided for in Articles 5.2 and 5.3 above shall be subject to any required stockholder action.

5.5 Except as expressly provided herein, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Stock Award theretofore granted or the purchase price per share.

Article 6. Amendment or Termination of the Plan

The Board in its discretion may terminate the Plan at any time with respect to any stock for which Stock Awards have not previously been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided, that no change in any Stock Award previously granted may be made which would impair the rights of the holder thereof without the consent of such person and provided, further, that the Board may not make any alteration or amendment which would materially increase the benefits accruing to participants under the Plan, increase the aggregate number of shares of Stock which may be issued pursuant to the provisions of the Plan, change the class of individuals eligible to receive Stock Awards under the Plan or extend the term of the Plan, without the approval of the stockholders of the Company.

Article 7. Securities Laws

It is intended that the Plan and any grant of a Stock Award made to a person subject to Section 16 of the Securities Exchange Act of 1934, as amended ("Securities Act"), meet all of the requirements of Rule 16b-3 promulgated under the Securities Act, as such rule is currently in effect or as hereinafter modified or amended ("Rule 16b-3"). If any provision of the Plan or any such Stock Award would disqualify the Plan or such Stock Award under, or would not otherwise comply with, Rule 16b-3, such provision or Stock Award shall be construed or deemed amended to conform to Rule 16b-3.



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Article 8. Miscellaneous

8.1 Nothing contained in the Plan shall be confer upon any employee or consultant any right with respect to continuation of employment with the Company or any subsidiary or interfere in any way with the right of the Company or any subsidiary to terminate his or her employment at any time.

8.2 The Company shall be entitled to deduct in connection with any Stock Award made to an employee or consultant any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations.

8.3 Nothing contained in the Plan shall be construed to prevent the Company or any subsidiary from taking any corporate action which is deemed by the Company or such subsidiary to be appropriate or in it best interest, whether or not such action would have an adverse effect on the Plan or any Stock Award made under the Plan. No employee, consultant, beneficiary or other person shall have any claim against the Company or any subsidiary as a result of any such action.

9.4 This Plan shall be construed in accordance with the laws of the State of Colorado.

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